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                                  EXHIBIT 23.1

                        Consent of Deloitte & Touche LLP

                              [Please see attached]



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INDEPENDENT AUDITORS' CONSENT



LIDAK Pharmaceuticals:


We consent to the incorporation by reference in this Registration Statement of LIDAK Pharmaceuticals on Form S-3 of our report dated November 6, 1996
(December 20, 1996 as to Note 6), which report includes an explanatory paragraph referring to the status of the Company as a development stage enterprise appearing in the Annual Report on Form 10-K of LIDAK Pharmaceuticals for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Diego, California
April 4, 1997